Exhibit 5.1

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

AUSTIN, BEIJING, BERLIN, BOSTON,

BRUSSELS, DENVER, HONG KONG,

LONDON, LOS ANGELES, MIAMI, NEW

YORK, PALO ALTO, SAN DIEGO, SAN

FRANCISCO, SHANGHAI, SINGAPORE,

TOKYO, WASHINGTON, D.C.

February 27, 2024

Board of Directors

Equity LifeStyle Properties, Inc.

Two North Riverside Plaza, Suite 800

Chicago, Illinois 60606

Re:	Equity LifeStyle Properties, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Equity LifeStyle Properties, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of (i) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, without par value (“Preferred Stock”), (iii) depositary shares representing Preferred Stock (“Depositary Shares”) and evidenced by depositary receipts (“Depositary Receipts”), (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (the “Warrants”), (v) rights to purchase Common Stock, Preferred Stock, Depositary Share, or other offered securities (“Rights”), (vi) contracts to purchase Common Stock, Preferred Stock, Depository Shares or other offered securities (“Stock Purchase Contracts”) and (vii) units consisting of any of the foregoing (“Units,” and together with Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights and Stock Purchase Contracts, the “Securities”). The Securities being registered under the Registration Statement may be offered and sold by the Company from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.

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The Company will issue the Securities in accordance with resolutions adopted by the Board of Directors or any duly authorized committee thereof, and, prior to the issuance of Common Stock or Preferred Stock (including any Depositary Shares), the Company will have available for issuance the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be. Appropriate certificates representing shares of Common Stock and Preferred Stock, as the case may be, will be executed and delivered upon issuance and sale of any shares of Common Stock or Preferred Stock (including any Depositary Shares), and will comply with the Company’s Articles of Amendment and Restatement, as amended (the “Articles”), the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”) and applicable law.

Any Depositary Shares may be issued from time to time pursuant to one or more deposit agreements (each, a “Deposit Agreement”) that conforms to the description thereof set forth in the applicable prospectus or prospectus supplements.

The Warrants may be issued from time to time pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement. The Warrant Warrant Agreement will conform to the description thereof set forth in the applicable prospectus or the applicable prospectus supplements.

The Rights may be issued from time to time pursuant to one or more rights agent agreements (each, a “Rights Agreement”) to be entered into by the Company and one or more institutions, as rights agents (each, a “Rights Agent”), each to be identified in the applicable Rights Agreement. The Subscription Rights will conform to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement.

The Stock Purchase Contracts may be issued from time to time pursuant to one or more stock purchase contract agreements or governing instruments or other agreements (each, a “Stock Purchase Contract Agreement”) to be entered into by the Company and one or more institutions, as stock purchase contract agent (each, a “Stock Purchase Contract Agent”), each to be identified in the applicable Stock Purchase Contract Agreement, on behalf of the holders from time to time of the Stock Purchase Contracts. The Stock Purchase Contracts will conform to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement.

The Units may be issued from time to time pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into by the Company, one or more institutions, as unit agents (each, a “Stock Unit Agent”), each to be identified in the applicable Unit Agreement. The Units will conform to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and officers of the Company, made such inquiries of officers of the Company and public officials and considered such questions of law as we have

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deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement, to be filed with the Commission in accordance with the provisions of the Securities Act and regulations of the Commission thereunder. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents, we have assumed (a) that each party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents, (b) the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, (c) that such documents constitute the legal, valid and binding obligations of each such party, and (d) the integrity and completeness of the minute books of the Company presented to us for examination.

We have assumed that any Deposit Agreements, any Warrant Agreements, any Rights Agreements, any Stock Purchase Contract Agreements, and any Unit Agreements, and the issuance and sale of the Securities by the Company will not violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) any deposit, purchase, underwriting or similar agreement relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto; (v) the number of shares of Common Stock or Preferred Stock (including Preferred Stock underlying the Depositary Shares), as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be; and (vi) that the Securities will not be issued in violation of the ownership limit contained in the Articles or any comparable provision in the Articles Supplementary (as defined below).

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The opinions hereinafter expressed are subject to the following qualifications and exceptions:

1.

The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

2.

Limitations imposed by general principles of equity upon the availability of equitable remedies, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material.

3.

We express no opinion as to the applicability of any regulatory statute, or rule or regulation of any regulatory agency, to the Company or MHC Operating Limited Partnership, an Illinois limited partnership (the “Operating Partnership”), or the effect of any such statute, rule or regulation on the opinions expressed herein.

4.	We express no opinion as to compliance with applicable antifraud statutes, and rules or regulations of applicable foreign, state and federal laws concerning the issuance or sale of the Securities.

5.

Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.

When the Registration Statement has become effective under the Securities Act, when the terms of the sale and issuance of the shares of Common Stock have been established in conformity with the Articles and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and when the shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefore has been received by the Company, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

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2.

When the Registration Statement has become effective under the Securities Act, when appropriate articles supplementary to the Articles relating to the class or series of shares of Preferred Stock to be sold under the Registration Statement (in each case, the “Articles Supplementary”) have been duly approved by the Board of Directors of the Company or a duly authorized committee thereof and the Articles Supplementary have been filed with and accepted for record by the State Department of Assessments and Taxation of Maryland, when the terms of the sale and issuance of the such class or series of Preferred Stock have been duly established in accordance with the Articles and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and when the shares of Preferred Stock of such class or series have been duly issued and sold as contemplated by the Registration Statement and consideration therefore has been received by the Company, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

3.

When the Registration Statement has become effective under the Securities Act, when the Depositary Shares have been duly authorized by the Board of Directors of the Company or a duly authorized committee thereof, when a Deposit Agreement relating to such Depositary Shares has been duly authorized, executed and delivered by the Company, when the terms of such Depositary Shares and of their sale and issuance have been duly established in conformity with the Articles, the Bylaws and the Deposit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and when such Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Depositary Shares will be duly authorized and constitute valid and legally binding obligations of the Company.

4.

When the Registration Statement has become effective under the Securities Act, when the terms of the Warrants to be issued under the applicable Warrant Agreement and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and when the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing

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actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Warrants will constitute valid and legally binding obligations of the Company. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Securities.

5.

When the Registration Statement has become effective under the Securities Act, when the terms of the Rights to be issued under the applicable Rights Agreement and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and when the Rights have been duly executed and authenticated in accordance with the applicable Rights Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Rights will constitute valid and legally binding obligations of the Company. The Rights covered by the opinion in this paragraph include any Rights that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Securities.

6.

When the Registration Statement has become effective under the Securities Act, when the terms of the applicable Stock Purchase Contract Agreement or governing instruments or other agreements under which certain of the Stock Purchase Contracts are to be issued have been duly established and the applicable Stock Purchase Contract Agreement has been duly executed and delivered, when the terms of such Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement and when such Stock Purchase Contracts have been duly executed and authenticated in accordance the applicable Stock Purchase Contract Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company. The Stock Purchase Contracts covered by the opinion in this paragraph include any Stock Purchase Contracts of the Company that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Securities.

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7.

When the Registration Statement has become effective under the Securities Act, when the terms of the applicable Unit Agreement under which certain of the Units of the Company are to be issued have been duly established and the applicable Unit Agreement has been duly executed and delivered, when the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and when such Units have been duly executed and authenticated in accordance with the applicable Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, such Units will constitute valid and legally binding obligations of the Company. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland and the federal laws of the United States of America, each as in effect on the date hereof.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP